Exhibit 10.11

RAFAELLA APPAREL GROUP, INC.
EQUITY INCENTIVE PLAN

1.             Purpose.  The purpose of the Rafaella Apparel Group, Inc. Equity Incentive Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Rafaella Apparel Group, Inc.

2.             Definitions.  When used herein, the following terms shall have the following meanings.

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Shares.

“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Capital Stock” means the Common Stock and the Preferred Stock of the Company.

“Cause” means, with respect to a Participant, as determined by the Administrator in its sole discretion, (a) the Participant’s continued failure to substantially perform the Participant’s duties, (b) the Participant’s repeated acts of insubordination or failure to execute Company’s or subsidiary’s plans and/or strategies, (c) the Participant’s acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company or any subsidiary, (d) the Participant’s commission of a felony, (e) reasonable evidence presented in writing to the Participant that the Participant engaged in a criminal act, misconduct or dishonesty, (f) violation of any written policy of the Company or any subsidiary including, but not limited to, the Company’s or a subsidiary’s employment manuals, rules and regulations after one (1) written notice from the Company or a subsidiary regarding such violation, or (g) the Participant engaging in any act that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, any subsidiary, or their officers, directors, stockholders or employees; provided that, in the event a Participant is subject to an employment agreement or severance agreement, with the Company or a subsidiary that contains a definition of “Cause,” Cause under the Plan shall have the meaning in such agreement.

“Cerberus” means Cerberus Capital Management, L.P. or any of its Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” means Rafaella Apparel Group, Inc., a Delaware corporation and its successors.

“Disability” means, with respect to a Participant, a determination by the Administrator that such Participant is unable to perform his or her job as a result of a physical or mental impairment sufficient to prevent the Participant from performing the essential functions of his position, with or without a reasonable accommodation; provided that, in the event a Participant is subject to an employment agreement or other agreement, including, but not limited to a severance agreement, with the Company or a subsidiary that contains a definition of “Disability,” Disability under the Plan shall have the meaning in such agreement.

“Effective Date” means the date set forth in Section 25 hereof.

“Fair Market Value” means, on any day, with respect to common stock which is (a) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined from time to time by the Administrator in good faith in its sole discretion.

“Grant Date” means the date on which an Award under the Plan is granted to a Participant.

“Incentive Stock Option” means an Option that is designated by the Administrator as an incentive stock option and qualifies as such within the meaning of Section 422 of the Code and is granted by the Administrator to a Participant.

“Initial Public Offering” means a public offering of the common stock of the Company pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission other than on Forms S-4 or S-8 (or successors or equivalent forms thereto), upon the consummation of which the shares so registered are listed on a United States securities exchange or included in The NASDAQ Stock Market System.

“Key Employee” means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.

“Liquidity Event” means (1) any Person who is (i) not an Affiliate of the Company or (ii) not Cerberus or an Affiliate of Cerberus becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company; (2) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise to a person other than an Affiliate of Cerberus; (3) if specified by the Board in an Award Agreement at the time of grant, the consummation of an Initial Public Offering; or (4) the dissolution or liquidation of the Company.

“Nonqualified Stock Option” means an Option, which is not an Incentive Stock Option, granted by the Administrator to a Participant.

“Option” means a right granted under the Plan to a Participant to purchase a stated number of Shares as an Incentive Stock Option or Nonqualified Stock Option.

“Option Period” means the period within which an Option may be exercised pursuant to the Plan.

“Participant” means any employee, director or consultant of the Company or any of its subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.

“Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of a performance target, if applicable, or upon the occurrence of other events as determined by the Administrator, at its discretion), and the common stock is subject to a substantial risk of forfeiture, as provided under the Plan and the applicable Award Agreement.

“Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity.  When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Shares of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

“Plan” means the Rafaella Apparel Group, Inc. Equity Incentive Plan.

“Plan Year” means the fiscal year of the Company.

“Preferred Stock” means the preferred stock of the Company.

“Proportionate Percentage” means with respect to any group of stockholders of the Company, the ratio of the number of shares of Common Stock then owned by any stockholder of such group to the aggregate number of shares of Common Stock then owned by all stockholders of such group, determined on an as converted basis for all Capital Stock then owned by any such stockholder.  When the term Proportionate Percentage is used without reference to any specific group of stockholders, all of the Company’s stockholders shall be considered part of the relevant group.

“Restricted Shares” means an Award of restricted Shares granted to a Participant pursuant to Section 7 herein.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.01 per share.

“Shares” means shares of Common Stock of the Company, par value $0.01 per share.

“Stockholders Agreement” means the applicable stockholders agreement, if any, of the Company, as may be amended from time to time.

“Transfer” means any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance, security interest or other disposition (including any contract therefore), whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and with respect to the Shares, the entering into any voting trust or other arrangement (other than as contemplated herein) with respect to voting rights of such Shares or the transfer of any other beneficial interest in the Shares.

“Unvested Shares” means any Restricted Shares that are not Vested Shares.

“Vested Shares” means Restricted Shares with respect to which the applicable Period of Restriction has lapsed.

3.             Administration.  The Plan shall be administered by the Administrator.  Subject to the provisions of the Plan, the Administrator shall have the authority to:

(a)                                  select the Participants;

(b)                                 determine the number of Shares covered by any Award granted to a Participant; provided, however, that no Award shall be granted after the expiration of the period of ten (10) years from the Effective Date;

(c)                                  determine whether each Award shall be a grant of an Incentive Stock Option, a Nonqualified Stock Option or Restricted Shares; and

(d)                                 establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action, as it deems necessary or advisable for the administration of the Plan.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.  With respect to Awards granted or to be granted to a Participant who is a nonemployee director, the Plan shall be administered by the full Board and any references to the Administrator shall be deemed to be references to the Board.

4.             Participation.  Participants in the Plan shall be limited to those employees, directors and consultants of the Company or any subsidiary thereof who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

5.             Shares Subject to the Plan.  Awards may be granted by the Administrator to Participants from time to time.  The Shares issued with respect to Awards granted under the Plan may be authorized and unissued Shares, Shares held in the treasury of the Company, or, if applicable, Shares purchased on the open market by the Company (at such time or times and in such manner as it may determine).  The Company shall be under no obligation to acquire common stock for distribution to optionholders before payment in Shares is due.  Where appropriate, and with the consent of Cerberus, the Shares may be purchased by the Participant under the Plan from Cerberus.  If any Award granted under the Plan shall be canceled or shall expire without the Shares covered by such Award being purchased by the applicable Award holder thereunder, new Awards may thereafter be granted covering such Shares.

The maximum aggregate number of Shares available to be granted under the Plan is equal to one million one hundred and eleven thousand one hundred and eleven (1,111,111) Shares and such Shares shall be reserved for Awards granted under the Plan (subject to adjustment as provided in Section 10).

The maximum number of Shares that may be granted in the form of Options or Restricted Shares in any one Plan Year to any one Participant is 100% of the Shares set forth in Section 5.

6.             Terms and Conditions of Options.  Each Option granted under the Plan shall be evidenced by a written agreement, in a form approved by the Administrator, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate:

(a)                                  Option Period.  Each Option agreement shall specify that the Option thereunder is granted for a period of ten (10) years, or such shorter period as the Administrator may determine, from the date of grant and shall provide that the Option shall expire on such ten (10) year anniversary, or shorter period, as the case may be (unless earlier exercised or terminated pursuant to its terms); provided, however, that any Incentive Stock Option granted to a Key Employee shall specify that the Incentive Stock Option is granted for a period of five (5) years from the date of grant and shall expire on such five (5) year anniversary.

(b)                                 Option Price.  The Option price per share shall be the Fair Market Value at the time the Option is granted or, with respect to a Nonqualified Stock Option, such other price as the Administrator shall determine; provided, however, that the Option price per share for any Incentive Stock Option granted to a Key Employee shall equal 110% of the Fair Market Value at the time the Incentive Stock Option is granted.

(c)                                  Vesting.  The Administrator, in its sole discretion, shall determine the vesting provisions applicable to the Options granted to a Participant under the Plan, and such vesting provisions, including, but not limited to, time-based and/or performance-based vesting, shall be set forth in the Participant’s Award Agreement.  The vesting provisions in individual Award Agreements may vary.  The Administrator reserves the right, in its sole discretion, to waive or reduce the vesting requirements applicable to any Options at any time.

(d)                                 Limitation on Amount of Incentive Stock Options Granted.  Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any optionholder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less.  To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options.  Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

(e)                                  Limitations on Granting of Options.  The Administrator shall have the authority and discretion to grant to an eligible employee either Incentive Stock Options or Nonqualified Stock Options or both, but shall clearly designate the nature of each Option at the time of grant in the stock option agreement.  Participants who are consultants or non-employee directors on the date an Option is granted may only receive Nonqualified Stock Options.

(f)                                    Payment of Option Price Upon Exercise.  The option price of the Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in cash or such other method approved by the Administrator.

(g)                                 Termination of Employment or Relationship.  Unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement:

(i)                                     In the event of a Participant’s termination of employment or relationship for Cause, all unexercised Options granted to a Participant will terminate as of the date of such termination of employment or relationship.

(ii)                                  In the event of a Participant’s termination of employment or relationship by the Company or a subsidiary other than for Cause or the Participant resigns from employment or relationship for any reason (other than on account of death or Disability), (i) any unvested portion of the Participant’s Option shall terminate and (ii)

any portion of the Participant’s Option that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of 3 months after the date of termination, and any portion of such Option not exercised within such 3 month period shall be forfeited; provided, however, that in no event may such Option be exercised after the expiration of the Option Period.

(iii)                               In the event a Participant’s employment or relationship shall terminate on account of death or Disability, (i) any unvested portion of the Participant’s Option shall terminate and (ii) the Participant (or his or her personal representative) may exercise all vested and exercisable Options within the earlier of (x) one year from the date of such death or Disability or (y) the expiration of the Option Period.  Any portion of such Option not exercised within such period shall be forfeited.

(h)                                 Transferability of Options.  No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Participant an Option shall be exercisable only by such Participant.  Any Option exercisable at the date of the Participant’s death and transferred by will or by the laws of descent and distribution shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Participant’s estate (each a “Designated Beneficiary”) for a period provided in paragraph (g)(3) above or such longer period as the Administrator may determine, and shall then terminate.

(i)                                     Investment Representation.  Each Option agreement may contain an undertaking that, upon demand by the Administrator for such a representation, the Participant or his Designated Beneficiary, as the case may be, shall deliver to the Administrator at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for such Participant’s or Designated Beneficiary’s own account and not with a view to, or for resale in connection with, any distribution.  Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or his Designated Beneficiary to purchase any Shares.

(j)                                     Optionholders to Have No Rights as Stockholders.  No optionholder shall have any rights as a stockholder with respect to any Shares subject to such optionholder’s Option prior to the date on which such optionholder is recorded as the holder of such Shares on the records of the Company.

(k)                                  Other Option Provisions.  The form of Award Agreement applicable to Options authorized by the Plan may contain such other provisions,

consistent with this Plan, as the Administrator may, from time to time, determine.

(l)                                     Notification of Sales of Common Stock.  Subject to the provisions of Section 9 hereof, any optionholder who disposes of Shares acquired upon the exercise of an Incentive Stock Option either (a) within two (2) years from the date of the grant of the Incentive Stock Option under which the common stock was acquired or (b) within one (1) year after the transfer of such Shares to the optionholder, shall notify the Company of such disposition and of the amount realized upon such disposition.

(m)                               Stockholders Agreement and Related Agreements.  Prior to the exercise of any Options granted hereunder, the Participant (or legal representative) shall be required to become a party to a Stockholders Agreement or any related agreements, as and if determined by the Company.  Accordingly, if required, the execution of such Stockholders Agreement shall be a condition precedent to the right to purchase any Shares pursuant to an Option.

7.             Restricted Shares.

(a)                                  Grant of Restricted Shares.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Shares to Participants in such amounts as the Administrator shall determine.

(b)                                 Restricted Stock Agreement.  Each Award applicable to Restricted Shares shall be evidenced by an Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Administrator shall determine.  The Period of Restriction shall lapse at such time(s) and in such manner and subject to such conditions as the Administrator shall in each instance determine, which need not be the same for each Award or for each Participant.

(c)                                  Transferability.  The Restricted Shares granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the Plan and the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Shares granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s legal incapacity, to the Participant’s legal guardian or representative.  Following the Period of Restriction, the Vested Shares shall be subject to additional restrictions as set forth in Section 9.

(d)                                 Other Restrictions.  The Administrator shall impose such other conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable and as set forth in an Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Share, time-based restrictions on vesting following the attainment of a performance target, if applicable, and/or restrictions under applicable Federal or state securities laws.

The Company or its designee shall retain the certificates representing Restricted Shares in the Company’s possession until such time as all conditions and/or restrictions applicable to such Restricted Shares have been satisfied.

(e)                                  Voting Rights.  During the Period of Restriction, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Restricted Shares.

(f)                                    Dividends and Other Distributions.  During the Period of Restriction, Participants holding Restricted Shares granted hereunder may be credited with regular cash dividends, if any, paid with respect to the underlying Shares while they are so held.  The Administrator may apply any restrictions to the dividends that the Administrator deems appropriate.

(g)                                 Termination of Employment with the Company or a Subsidiary.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Unvested Shares following termination of the Participant’s employment with the Company or a subsidiary.  Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company or a subsidiary.

(h)                                 Stockholders Agreement and Related Agreements.  Upon the grant of Restricted Shares hereunder, the Participant shall be required to become a party to a Stockholders Agreement or any related agreements, as and if determined by the Company.

8.             Effect of Liquidity Event.  Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement, if there should be a Liquidity Event, the Company shall give each Participant written notice of such Liquidity Event as promptly as practicable prior to the effective date thereof and (i) any unvested Awards as of the date of the Liquidity Event shall become immediately exercisable or vested as of the effective date of such Liquidity Event and any Period of Restriction shall lapse and (ii) the Administrator may determine, in its sole discretion, the treatment of any Awards which are exercisable or vested at the time of the Liquidity Event or become exercisable or vested pursuant to this Section 8.

9.             Transfer of Shares by Participants.  The Vested Shares and Shares acquired upon the exercise of an Option may not be sold, disposed of or otherwise transferred by a Participant prior to a Liquidity Event without the consent of Cerberus.  In addition, except as set forth in the applicable Award Agreement, a Participant shall not be permitted to sell Vested Shares or Shares acquired upon the exercise of an Option for a period of two (2) years commencing on the date of consummation of an Initial Public Offering without the consent of Cerberus.  In the event that a Participant transfers all or any of his or her Vested Shares or Shares acquired upon the exercise of an Option to a person other than the Company or Cerberus (whether or not such person is a Permitted Transferee), such transferee shall be obligated to comply with the provisions of the Plan, the Award Agreement and the Stockholders Agreement, if any.

10.           Call Right.

(a)                                  Prior to a Liquidity Event, at any time within ninety days following a Participant’s (i) death, (ii) termination of employment with the Company as a result of Disability, (iii) termination of employment by the Company without Cause, (iv) termination of employment by the Company for Cause or (v) termination of employment with the Company for any other reason, the Company shall have the right, but not the obligation, to purchase from the Participant and to cause the Participant to sell to the Company, the Shares as follows:

(i)                                     if such termination occurs pursuant to clauses (iv) or (v) above, the Vested Shares and Shares acquired upon the exercise of an Option for an amount equal to the lesser of (A) the price, if any, paid by the Participant for the Shares, or if no price was paid, one dollar ($1), and (B) fifty percent (50%) of the Fair Market Value of the Shares as of the date the Company exercises its rights under this Section, payable in cash in a lump sum upon the closing of the repurchase (Unvested Shares shall be immediately forfeited); and

(ii)                                  if such termination occurs pursuant to clauses (i), (ii) or (iii) above,

(A)  all Unvested Shares for the purchase price paid for such Shares by the Participant, or if no price was paid, one dollar ($1), payable in cash in a lump sum upon the closing of the repurchase, and

(B)  all Vested Shares and Shares acquired upon the exercise of an Option for the greater of the purchase price paid for such Shares by the Participant and the Fair Market Value of such Shares as of the date the Company exercises its rights under this Section, payable in cash in a lump sum upon the closing of the repurchase.

(b)                                 If at any time after an Initial Public Offering, a Participant’s employment or relationship is terminated for Cause, the Company shall have the right, but not the obligation, for a period of ninety (90) days following such termination, to purchase from the Participant, and to cause the Participant to sell to the Company, all Vested Shares and Shares acquired upon the exercise of an Option held by the Participant at the date of termination for the lesser of (A) the price, if any, paid by the Participant for the Shares, or if no price was paid, one dollar (1$), and (B) fifty percent (50%) of the Fair Market Value of the Shares as of the date the Company exercises its rights under this Section, payable in cash in a lump sum upon the closing of the repurchase.

(c)                                  Any Shares purchased by the Company in connection with the exercise of the Company’s call right may be paid in cash or by check.  If the Company does not exercise its right to repurchase the Shares pursuant to this Section 9 hereof, Cerberus shall have the right, for a period of sixty (60) calendar days after the expiration of the applicable 90-day period set forth above, to repurchase such Shares upon the terms and conditions set forth in this Section 10 above.

(d)                                 The Company or Cerberus, as applicable (the “Repurchaser”) may exercise the right to purchase the Shares by written notice to the Participant (the “Participant Notice”) within the time period specified above, such Participant Notice to disclose the Fair Market Value of the Shares.  The Repurchaser and the Participant shall consummate such purchase on a date to be jointly determined by the Repurchaser and the Participant (not later than 30 calendar days after the delivery of the Participant Notice) by delivery of a written acknowledgment by the Participant of the repurchase of the Shares in form and substance satisfactory to the Company against delivery of the purchase price therefor by the Repurchaser.

11.           Drag-Along Right.

(a)                                  In the event that one or more stockholders of the Company (the “Transferors”) proposes to Transfer at least a majority of the outstanding Shares (determined on an as-converted basis) to an unrelated third party (a “Proposed Transferee”) in a single transaction or series of related transactions, such Transferors may require each Participant to participate in such Transfer and sell or transfer all of his or her Vested Shares and Shares acquired upon the exercise of an Option for an amount equal to such Participant’s Proportionate Percentage of the total consideration proposed to be received by all stockholders (appropriately adjusted to account for the redemption rights of the holder of Series A Preferred Stock only in the event that the proposed sale price per share of Series A Preferred Stock is not more than the amount that the redemption price would be for such share of Series A Preferred Stock if redeemed on the date of sale) and in the same manner, at the same time and on the same terms and conditions as such Transferors, except as set forth above in this subsection (a) (the “Drag-Along Right”).

(b)                                 No later than fifteen (15) days prior to the consummation of the Transfer, the Transferors shall deliver a written notice to a Participant specifying the (i) names and address of the proposed parties to such Transfer, (ii) proposed closing date for such sale, (iii) proposed amount and form of consideration to be paid for the Shares, and (iv) other terms and conditions of such Transfer.  The Drag-Along Right shall apply to all Vested Shares and Shares acquired upon the exercise of an Option immediately prior to the consummation of the Transfer, and any Shares that would become vested as a result of the Transfer, and any Shares to the extent not then vested (or to the extent such Shares would not become vested as a result of such Transfer) shall be treated in accordance with the terms of the Plan.  The closing of the Transfer shall be held at such time and place as the Transferors or the Transferee shall specify.  Prior to or at such closing, the Participant shall deliver stock certificates representing the Vested Shares and Shares acquired upon the exercise of an Option, together with a duly endorsed instrument of transfer for the Transfer, and the Participant shall represent and warrant that (i) he or she is the record and beneficial owner of such Shares and (ii) good and clear title to such Shares is being transferred free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to applicable Federal and state securities laws, the certificate of incorporation of the Company, the Plan or this Agreement).  The Participant agrees to take all actions necessary and desirable in connection with the consummation of the Transfer, including, without limitation, the waiver of all appraisal rights available to him or her under applicable law, and shall make such additional representations and warranties as shall be customary in transactions of a similar nature.

12.           Right of First Refusal.

(a)                                  If at any time after a Liquidity Event that is not an Initial Public Offering, a Participant wishes to Transfer all or any portion of the Vested Shares or Shares acquired upon the exercise of an Option owned by him or her pursuant to the terms of a bona fide offer received from a third party, and such Transfer is otherwise permitted by the terms of the Plan, the Participant shall require that such offer is for all cash, is subject to no condition relating to financing or due diligence, and is in writing.  Prior to consummating any such Transfer, the Participant shall submit to the Company such offer in writing to sell such Vested Shares and Shares acquired upon the exercise of an Option (the “Offered Shares”) on terms and conditions, including price, on which the Participant proposes to sell such Offered Shares to such third party (the “Purchase Offer”).  The Purchase Offer shall disclose (i) the identity of the proposed purchaser or transferee, (ii) the Offered Shares proposed to be sold or transferred, (iii) the total number of Shares owned by the Participant, (iv) the agreed terms, including price of the sale or transfer, and any other material facts relating to the sale or transfer.  The Purchase Offer shall further state that the

Company may acquire for cash, in accordance with the provisions of this Section 12, the Offered Shares for the same price and upon the same terms and conditions set forth therein.  Within thirty (30) calendar days after receipt of the Purchase Offer, the Company may, in its discretion, give notice to the Participant of its intent to purchase all or a portion of the Offered Shares, which notice shall, when taken in conjunction with the Purchase Offer, be deemed to constitute a valid, legally binding and enforceable agreement between the Participant and the Company for the sale and purchase of the Shares covered thereby.

(b)                                 Transfers of Shares under the terms of this Section 12 shall be made at the offices of the Company on a mutually satisfactory business day within ninety (90) days after the expiration of the 30-day period described in Section 12(a).  Delivery of certificates or other instruments evidencing such Shares together with a duly endorsed instrument of transfer for the Transfer shall be made on such date against payment of the purchase price therefor.

(c)                                  In the event that the Company does not elect to purchase all or any portion of the Offered Shares offered by the Participant pursuant to Section 12, Cerberus shall have the right, for a period of thirty (30) calendar days after the expiration of the 30-day period described in Section 12(a), to purchase any remaining portion of the Offered Shares upon the terms and conditions set forth above.  If any Offered Shares remain unsold following the expiration of the 30-day period described in this Section 11(c), the Participant may sell such unsold Offered Shares to the third-party purchaser at any time within the ninety (90) days after the applicable 30-day period has expired.  Any such sale shall be for all cash and for not less than the price, and upon other terms and conditions, if any, not more favorable to the third-party purchaser than those specified in the Purchase Offer.  Any Shares not sold within such 90-day period shall continue to be subject to the requirements of Section 12 hereof.

(d)                                 The election by the Company or Cerberus not to exercise their rights under this Section 12 in any one instance shall not affect the rights of the Company or Cerberus as to any subsequent proposed Transfer.  Any Transfer by the Participant of any of his or her Shares without first giving the Company or Cerberus the rights described in this Section 12 shall be void and of no force or effect.

13.           Adjustments in Event of Change in Common Stock.  In the event of any change in the common stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or of any similar change affecting the common stock, the number and kind of Shares which thereafter may be optioned and sold under the Plan and the number and kind of Shares subject to Award in outstanding Award Agreements and the purchase price per share thereof, if any, shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.  Without limiting the generality of the foregoing, if the common stock is recapitalized into multiple classes of common stock, the kind of Shares subject to Award shall be those common Shares intended for broad general ownership rather than any class of special super-voting or other control stock.

14.           Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship.  Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with the Company or a subsidiary thereof, nor shall it give any employee the right to be retained in the employ of the Company or a subsidiary, or interfere in any way with the right of the Company or a subsidiary to terminate any Participant’s employment or relationship, as the case may be, at any time with or without Cause.

15.           No Claim or Right Under the Plan.  No employee, director or consultant of the Company or any of its subsidiaries shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award.

16.           Listing and Qualification of Shares.  The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Award until completion of any stock exchange listing, or other qualification of such Shares under any state or Federal law, rule or regulation as the Company may consider appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.  Certificates representing Shares acquired by the exercise of an Award may bear such legend as the Company may consider appropriate under the circumstances.

17.           Disposition of Shares of Common Stock.  Any Shares acquired with respect to an Award granted under the Plan or any economic interest therein may only be sold, conveyed, transferred, assigned, mortgaged, pledged, hypothecated in accordance with this Plan and the Stockholders Agreement, if applicable.

18.           Taxes.  The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Awards under the Plan including, but not limited to (a) reducing the number of Shares otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Share.

19.           No Liability of Administrator.  No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board arising out of any act or omission to act in connection with the Plan unless such act arises out of the member’s own fraud or bad faith.

20.           Amendment or Termination.  The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon and no repricing of Awards under the Plan shall occur without stockholder approval.

21.                           Compliance with Section 162(m) of the Code.  At all times when Section 162(m) of the Code is applicable, all Awards granted under the Plan shall comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Administrator determines that such compliance is not desired with respect to any Award of Restricted Shares, compliance with Section 162(m) of the Code will not be required.  In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards available under the Plan, the Administrator may, subject to Section 17, make any adjustments it deems appropriate.

22.           Captions.  The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

23.           Governing Law.  The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

24.           Severability.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

25.           Effective Date.  The Plan shall become effective as of June 20, 2005.